Exhibit 10.1

AGREEMENT AND AMENDMENT

This Agreement and Amendment, dated as of March 16, 2026 (this “Agreement and Amendment”), is entered into by and between zSpace, Inc. (the “Company”) and 3i, LP (the “Holder”), and is effective as of the date hereof. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the SPA or the First Note (each as defined below), as applicable.

RECITALS

WHEREAS, on April 10, 2025, the Company and the Holder entered into that certain securities purchase agreement (the “SPA”), whereby the Company may sell, and the Holder may purchase, a serios of senior convertible notes in the aggregate original principal amount of up to $21,505,377 (the “Notes”);

WHEREAS, on April 11, 2025, the Company and the Holder conducted the First Closing, and, in connection therewith, the Company issued to the Holder a Note in the original principal amount of $13,978,495 (the “First Note”);

WHEREAS, the SPA and the First Note may be amended by an instrument in writing signed by the Company and the Required Holders, which the Holder is the sole holder of Notes and constitutes the Required Holders; and

WHEREAS, the Company and the Holder desire to conduct an additional Closing and amend and waive certain terms of the SPA and the First Note, as described further herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.             Amendment to SPA. The Company and the Holder agree that the SPA is hereby amended as follows:

(a)            Section 2(b)(ii) of the SPA is hereby amended and restated in its entirety as follows:

“(ii)         Additional Closings.

(A)            Subject to the mutual agreement of the Company and each Buyer and the satisfaction (or express waiver by each Buyer) of the conditions set forth in Sections 6 and 7, the Company shall have the right to require each Buyer to purchase, and such Buyer shall have the right to require the Company to sell and issue, an additional Note (each an “Additional Note”) in additional closings (each an “Additional Closing” and together with the First Closing, the “Closings”) for a mutually agreed purchase price, not to exceed, in the aggregate, $7,000,000, on the same terms and conditions as the First Closing, which shall occur at the same time of day and location as the First Closing. Each Additional Note shall be substantially in the form attached hereto as Exhibit A except that under each Additional Note, (a) the Maturity Date (as defined therein) shall be the later of the 12-month anniversary of the issuance date of such Additional Note and the Maturity Date under the First Note and (b) the Installment Amount shall be based on 1/9 (one-nineth) of the original principal amount of such Additional Note. The date of the applicable Additional Closing (each an “Additional Closing Date” and together with the First Closing Date, a “Closing Date”) shall be a date mutually agreed upon by each Buyer and the Company.

(B)             Notwithstanding anything herein to the contrary and unless mutually agreed otherwise by the Parties, no Additional Closing shall occur after the 18-month anniversary of the Subscription Date, and the right to effect any Additional Closing hereunder by the Company or each Buyer shall automatically terminate on the 18-month anniversary of the Subscription Date.”

(b)            The first sentence of Section 4(z) of the SPA is hereby amended as follows: reference to “the Second Note” is hereby amended to “each Additional Note”.

(c)            Section 7(s) of the SPA is hereby amended and restated in its entirety as follows:

“(s)         Such Buyer shall have received a copy of the additional shares listing application covering the Conversion Shares underlying the First Note and each Additional Note filed with the Trading Market on or prior to the applicable Closing Date.”

(d)            Section 8(b) of the SPA is hereby deleted in its entirety.

2.             Second Closing. The Parties hereby mutually agree to conduct an Additional Closing on March 16, 2026 (the “Second Closing”) for a purchase price of $4,000,000 (the “Second Closing Purchase Price”). The Company shall use $2,000,000 of the Second Closing Purchase Price to make payment to the Holder under the First Note (the “Repayment”), which such Repayment shall reduce the Principal of the First Note by $2,000,000. In addition, the Holder hereby agrees to waive $ 214,285.71 in Interest under the First Note and any Make-Whole Amount under the First Note related to the Repayment. At the Second Closing, the Company shall issue to the Buyer a Note in the aggregate principal amount of $4,301,075 (the “Second Note”). The Second Note shall be in substantially the form attached hereto as Exhibit A.

3.             Effect of this Agreement and Amendment. This Agreement and Amendment shall only be deemed to be in full force and effect from and after the execution of this Agreement and Amendment by the Parties. This Agreement and Amendment shall only be deemed to be an agreement and amendment by the holder as described in Sections 1 and 2 of this Agreement and Amendment, and shall not operate as or be construed to be a waiver of any other breach or provision of the SPA or any other Transaction Document, or an amendment to any other provision of the SPA or any other Transaction Document. From and after the date hereof, each reference in the SPA to “this Agreement,” “herein,” “hereof,” “hereunder” or words of similar import, or to any provision of the SPA, as the case may be, shall be deemed to refer to the SPA or such provision as amended by this Agreement and Amendment, unless the context otherwise requires.

4.             Entire Agreement. This Agreement and Amendment contains the entire understanding of the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, written or oral, with respect to such matters, which the Parties acknowledge have been merged into this Agreement and Amendment.

5.             Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and Amendment shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, County of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under the SPA and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Buyer or to enforce a judgment or other court ruling in favor of such Buyer. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT AND AMENDMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

6.             Headings; Gender. The headings of this Agreement and Amendment are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement and Amendment. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement and Amendment instead of just the provision in which they are found.

7.             Counterparts. This Agreement and Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

[Signature page follows]

IN WITNESS WHEREOF, the Company and the Holder have executed this Agreement and Amendment as of the date first written above.

COMPANY:

zSpace, Inc.

By:	/s/ Paul Kellenberger
Name: Paul Kellenberger
Title: Chief Executive Officer

[Signature Page to Agreement and Amendment]

HOLDER:

3i, LP

By:	/s/ Maier Joshua Tarlow
Name: Maier Joshua Tarlow
Title: Manager

[Signature Page to Agreement and Amendment]

EXHIBIT A

FORM OF SECOND NOTE

[See attached.]

[Exhibit A to Agreement and Amendment]